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                                                                     EXHIBIT 5.1

                          GARDNER, CARTON & DOUGLAS
                          Suite 3400 - Quaker Tower
                            321 North Clark Street
                         Chicago, Illinois 60610-4795
                                (312) 644-3000


                              September 25, 1997


APACHE Medical Systems, Inc.
1650 Tysons Boulevard
McLean, Virginia  22102

     Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel to APACHE Medical Systems, Inc., a Delaware corporation (the "Corporation"), in connection with the filing of a Registration Statement on Form S-8 by the Corporation under the Securities Act of 1933, as amended (the "Registration Statement"), which Registration Statement registers an additional 500,000 shares of Common Stock of the Corporation, par value $.01 per share (the "Common Stock"), reserved for issuance under the Corporation's Amended and Restated Employee Stock Option Plan (the "Option Plan"). In that capacity, we have reviewed the Amended and Restated Certificate of Incorporation and By-laws of the Corporation, both as amended to date, the Registration Statement, the Plan, the originals or copies of corporate records reflecting the corporate action taken by the Corporation in connection with the approval of the Plan and the issuance of the additional shares of Common Stock under the Plan, the earlier Registration Statement on Form S-8 (Registration No. 333-23731) relating to Common Stock reserved for issuance under the Plan and such other instruments as we have deemed necessary for the issuance of this opinion.

     Based upon the foregoing, we are of the opinion that the Common Stock to be offered under the Plan has been duly authorized by all requisite action on the part of the Corporation and, when issued in accordance with the terms and conditions of the Plan, will be legally issued, fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended.

                                            Very truly yours,

                                            GARDNER, CARTON & DOUGLAS